UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 26, 2007
Date of Report (Date of earliest event reported)
ASSOCIATED MATERIALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24956 (Commission File Number)	75-1872487 (IRS Employer Identification No.)
3773 State Road
Cuyahoga Falls, Ohio 44223
(Address of Principal Executive Offices)
(330) 929-1811
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) On January 26, 2007, Christopher J. Stadler resigned as a director of Associated Materials Incorporated (“AMI”), AMH Holdings, Inc. (“AMH”), the indirect parent company of AMI, and AMH Holdings II, Inc. (“AMH II”), the direct parent company of AMH (collectively, the “Company”). Mr. Stadler’s resignation was not the result of any disagreement with the Company, known to any executive officer of the Company, on any matter relating to the Company’s operations, policies or practices. At the time of his resignation, Mr. Stadler was a member of the Compensation Committee of the Board of Directors.
(d) On January 26, 2007, the Company’s stockholders elected Kevin C. Nickelberry as a director. Mr. Nickelberry is a principal with the New York office of Investcorp S.A (“Investcorp”). Through its affiliates, Investcorp maintains beneficial ownership of 500,000 shares of AMH II’s Class A convertible preferred stock, representing a 50% voting interest in AMH II. Pursuant to the AMH II Stockholders Agreement dated December 22, 2004, Investcorp has the right to designate three of the seven members of the Board of Directors of the Company. Investcorp has designated Mr. Nickelberry to replace Mr. Stadler on the Company’s Board of Directors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED MATERIALS INCORPORATED

DATE: January 26, 2007	By:	/s/ D. Keith LaVanway
D. Keith LaVanway Vice President — Finance, Chief Financial Officer, Treasurer and Secretary